Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Annual Report of Hyliion Holdings Corp. (the “Company”) on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Thomas Healy, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in this Report.

/s/ Thomas Healy
Thomas Healy, Chief Executive Officer (Principal Executive Officer)
February 13, 2024
The foregoing certification is being furnished solely to accompany the report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.